Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

MathStar, Inc.

at

$1.15 Net Per Share

pursuant to the Offer to Purchase dated June 1, 2009 by and to

Tiberius Capital II, LLC

(Not to be used for Signature Guarantees)

This Notice of Guaranteed delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below): (i) if certificates (“Share Certificates”), evidencing shares of common stock, par value $0.01 per share (“Shares”), of MathStar, Inc., a Delaware corporation (“MathStar”), are not immediately available; (ii) if Share Certificates and all other required documents cannot be delivered to BNY Mellon Shareowner Services, as Depositary (the “Depositary”), prior to the Expiration Date (as defined in the Offer to Purchase); or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Depositary. See the Offer to Purchase (defined below).

The Depositary for the Offer is:

MELLON INVESTOR SERVICES LLC

By Overnight Courier:	By Mail:	By Hand:
Mellon Investor Services LLC Attn: Reorganization Department 480 Washington Boulevard Jersey City, NJ 07310	Mellon Investor Services LLC Attn: Reorganization Department P.O. Box 3301 South Hackensack, NJ 07606	Mellon Investor Services LLC Attn: Reorganization Department 480 Washington Boulevard Jersey City, NJ 07310

By Facsimile (for Eligible Institutions only):	Confirm Receipt of Facsimile by Telephone:
(201) 680-4626	(201) 680-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Tiberius Capital II, LLC, an Illinois limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 1, 2009 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase.

Number of Shares:

Certificate Nos. (If Available):

☐	Check this box if Shares will be delivered by book-entry transfer.

Book-Entry Transfer Facility:

Account No:

Signature(s) of Holder(s)

Dated:                     , 2009

Please Type or Print

Address

Zip Code

Daytime Area Code and Telephone No.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a participant in the Security Transfer Agents Medallion Program or an “eligible guarantor institution,” as such term is defined in Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form or transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s account at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three business days (as defined in the Offer to Purchase) after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Authorized Signature

Address:		Name:
Please Type or Print

Title:
Zip Code

Area Code and Tel. No.:		Dated:	, 2009

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.

SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.